UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

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Preliminary Information Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[_] Definitive Information Statement

AGA Resources, Inc.
(Name of Registrant As Specified In Its Charter)
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[_]
Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
(1)	Title of each class of securities to which transaction applies: Common Stock, $.00001 par value.
(2)	Aggregate number of securities to which transaction applies: 20,100,000 shares of Common Stock, $.00001 par value.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
(4)	Proposed maximum aggregate value of transaction: N/A
(5)	Total fee paid: N/A
[_]
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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AGA RESOURCES, INC.
#658,142-757 W. Hastings Street
Vancouver, British Columbia, Canada V6C 1A1

July 10, 2006

Dear Shareholder:

The enclosed information statement is being furnished to shareholders of record on June 30, 2006, of AGA Resources, Inc. (“AGAO” or the “Company”), a Nevada corporation, in connection with a proposal to amend the Company’s Articles of Incorporation to change the name of the corporation from AGA Resources, Inc. to Greater China Media and Entertainment Corp., which was approved by action by written consent without a meeting of a majority of all shareholders entitled to vote on the record date (the “Name Change Proposal”).

WE ARE NOT ASKING FOR A PROXY AND
SHAREHOLDERS ARE NOT REQUESTED TO SEND US A PROXY.

    Our board of directors has fully reviewed and unanimously approved the Name Change Proposal.

    Holders of 10,100,000 shares of our Common Stock, representing approximately 50.25% of our shares entitled to vote on this matter have executed a written consent in favor of the proposals described herein. However, under federal law these proposals will not be effected until at least 20 days after a definitive Information Statement has first been sent to shareholders who have not previously consented.

By Order of the Board of Directors,

/s/ Zhang JianPing
Zhang JianPing
Director

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C PROMULGATED THERETO

AGA RESOURCES, INC.

Contents

Introduction	3
Item 1.Information Required by Items of Schedule 14A	4
A. No Time, Place or Date for Meeting of Shareholders	5
B. Dissenters' Rights	5
C. Voting Securities and Principal Holders Thereof	5
D. Amendment of Charter - Name Change Proposal	6
Reasons and Benefits of the Transaction	7
E. Federal Tax Consequences	7
Item 2. Statements that Proxies are not Solicited	7
Item 3. Interest of Certain Persons	7
Item 4. Other and General Information	7
Item 5. Documents Incorporated By Reference	8
Exhibit 10 Agreement, dated June 14, 2006	8

INTRODUCTION

    The majority shareholders of this 1934 Act Registrant, AGA Resources, Inc., have taken an Action By Majority Shareholders Consent Without A Meeting (hereinafter, “Majority Shareholder Action”) pursuant to NRS 78.320, to change the name of the corporation to Greater China Media and Entertainment Corp. This Information Statement is being filed pursuant to Section 14(c) of the Securities Exchange Act of 1934 and provided to the Company's shareholders pursuant to Rule 14c-2 thereunder.

On June 14, 2006, the Company entered into an Agreement with Triumph Research Limited, a corporation organized and existing under the laws of the British Virgin Islands (“Triumph”), Beijing Tangde International Film and Culture Co., Ltd., a company organized and existing under the laws of the Peoples’ Republic of China (“Tangde”), and the Triumph Stockholders. Pursuant to the terms of the Agreement, all of the issued and outstanding shares of capital stock, $1.00 par value, of Triumph were to be exchanged in the aggregate for 3,209,000 investment shares of common stock, $0.00001 par value of the Company in an offering that was designed to be exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) and Section 4(6). As result of the exchange, Triumph, at the Closing, became a wholly-owned subsidiary of the Company, and the Triumph Stockholders were to own approximately 13.8% of the outstanding shares of the Registrant.

The Closing occurred on June 27, 2006, and closing deliveries were made by the parties as contemplated by the Agreement. The Triumph Stockholders executed and delivered, among other things, Stock Powers conveying their equity interests in Triumph to the Company. Inasmuch as Triumph failed to make its agreed upon capital contribution to the Joint Venture between Triumph and Tangde in the amount of US$600,000, prior to closing, the Company exercised its option to withhold delivery of the stock certificates for the 3,209,000 common shares until such funding occurs, it being agreed that the rights of the Triumph Stockholders to such 3,209,000 shares under the Agreement are expressly conditioned upon their making of the agreed upon capital contribution to the Joint Venture. Further, pursuant to a Closing Agreement, the Triumph Stockholders expressly promised, jointly and severally, to pay such capital contribution in the amount of US$600,000 to the Joint Venture by no later than three months from the date of Closing.

THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENT WERE NOT CONDITIONED ON OR RELATED TO THE ADOPTION OF THE NAME CHANGE PROPOSAL, AND THE NAME CHANGE PROPOSAL IS BEING UNDERTAKEN BY THE BOARD OF DIRECTORS WITH THE APPROVAL OF THE MAJORITY SHAREHOLDERS OF THE COMPANY ONLY AFTER THE CLOSING UNDER THE AGREEMENT HAS TAKEN PLACE. MOREOVER, THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENT DO NOT INVOLVE A CHANGE IN CONTROL OF THE COMPANY, INASMUCH AS THE TRIUMPH STOCKHOLDERS WILL HOLD AT MOST 13.8% OF THE COMPANY’S OUTSTANDING COMMON STOCK. FURTHER, THE CURRENT REPORT ON FORM 8-K/A OF THE COMPANY, PREPARED PURSUANT TO ITEM 9.01 OF FORM 8-K, WHICH CONTAINS AUDITED FINANCIAL RESULTS OF TRIUMPH AND PRO FORMA COMBINED UNAUDITED FINANCIAL RESULTS OF THE COMPANY AND TRIUMPH, WAS FILED WITH THE COMMISSION ON JUNE 30, 2006, THREE DAYS AFTER THE CLOSING.

    We are a Nevada corporation. We are a fully-reporting 1934 Act company, with our common stock quoted on the Over the Counter Bulletin Board (OTCBB). Information about us can be found in our September 30, 2005 Annual Report on Form 10-KSB and our March 31, 2006 Quarterly Report on Form 10QSB, which have been filed with the Commission. Additional information about us can be found in our public filings that can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov, or at other Internet sites such as http://www.freeedgar.com, as well as from the offices of the SEC. You can also read and copy any materials that we file with the SEC at the Commission’s Public Reference Room, located at 100 F Street, N.W., Washington, D.C. 20549.

ITEM 1. INFORMATION REQUIRED BY ITEMS OF SCHEDULE 14A

A. NO TIME, PLACE OR DATE FOR MEETING OF SHAREHOLDERS

There WILL NOT be a meeting of shareholders and none is required under applicable Nevada statutes when an action has been approved by written consent by holders of a majority of all shareholders entitled to vote. This Information Statement is first being mailed on or about July 11, 2006 to the holders of Common Stock as of the Record Date on June 30, 2006.

B. DISSENTERS' RIGHTS.

Under Nevada law, our shareholders do not have dissenters' rights in connection with any of the actions that were approved as disclosed in this Information Statement.

C. THE VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS THEREOF.

The proposal to amend the corporate charter to change the name of the corporation to Greater China Media and Entertainment Corp. was approved by the action of a majority of all shareholders entitled to vote on the record date. This is Majority Shareholder Action, pursuant to NRS 78.320. The vote required for approval was 50% (of all entitled shareholders) plus one vote, a simple majority. The actual affirmative vote was 50.25% of all shares issued and outstanding. The proposal is not effective before first completion of this Section 14(c) compliance, and second the mailing or delivery of a definitive Information Statement to shareholders at least 20 days prior to the date that this corporate action may take place.

    VOTING SECURITIES OF THE COMPANY:

ON JUNE 30, 2006, THE RECORD DATE, THERE WERE ISSUED AND OUTSTANDING 20,100,000 SHARES OF COMMON STOCK ENTITLED TO VOTE ON THE NAME CHANGE PROPOSAL. THE COMPANY AUTHORIZED A 10:1 FORWARD STOCK SPLIT EFFECTIVE AS OF JUNE 8, 2006, AT WHICH TIME 2,010,000 PRE-SPLIT SHARES WERE CONVERTED INTO 20,100,000 OUTSTANDING POST-SPLIT SHARES. THE SHARE FIGURES PREVIOUSLY MENTIONED TAKE INTO ACCOUNT THAT FORWARD STOCK SPLIT. EACH SHARE OF COMMON STOCK ENTITLES THE HOLDER THEREOF TO ONE VOTE ON EACH MATTER THAT MAY COME BEFORE A MEETING OF THE SHAREHOLDERS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT:

The outstanding shares of common stock are the only class of equity securities of the Company currently issued and outstanding.

The following table sets forth, as of June 30, 2006, certain information with respect to the common stock beneficially owned by (i) each Director, nominee and executive officer of the Company; (i) each person who owns beneficially more than 5% of the common stock; and (iii) all Directors, nominees and executive officers as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

JianPing Zhang, President (1)
1026 Tuxedo Drive	9,000,000	44.8%
Port Moody, British Columbia	Direct
Canada

James W. McLeod, CFO (1)
#202 - 1318 - 56th Street	1,000,000	5.0%
Delta, British Columbia	Direct
Canada

All Executive Officers and Directors as a Group	10,000,000	49.7%

 (1)  The persons named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of their direct and indirect stock holdings. Messrs. Zhang and McLeod are the only "promoters" of our company.

D. AMENDMENT OF CHARTER - NAME CHANGE PROPOSAL.

The proposal to amend the corporate charter to change the name of the corporation to Greater China Media and Entertainment Corp. was approved by the action of a majority of all shareholders entitled to vote on the record date and by the Company's Board of Directors. The amendment to the Charter will take effect no sooner than August 6, 2006.

REASONS FOR AMENDMENT. The Company consummated the transactions contemplated by an Agreement, dated June 14, 2006, with Triumph, the Triumph Stockholders and Tangde, pursuant to which it acquired Triumph as a wholly owned subsidiary of the Company. Triumph is a party to a Joint Venture agreement with Tangde, dated April 18, 2006, which creates a joint venture to invest in film and television related products, equipment leasing, agency activities, advertising and other related businesses in the Chinese media and entertainment industries. Accordingly, while the Company intends to continue its mining activities in British Columbia, it desires to change its name to something that reflects its new business as a holding company for the Triumph subsidiary and possibly other companies that may be acquired in the future by the Company.

E. FEDERAL TAX CONSEQUENCES.

There are no tax consequences to the Name Change Proposal.

ITEM 2. STATEMENTS THAT PROXIES ARE NOT SOLICITED.

WE ARE NOT ASKING FOR A PROXY AND SHAREHOLDERS ARE
NOT REQUESTED TO SEND US A PROXY.

ITEM 3. INTEREST OF CERTAIN PERSONS.

Set forth below is the substantial interest, direct or indirect, by security holdings or otherwise, of each person who has been a director or officer of the Company at any time since the beginning of the last fiscal year in the matters that action was taken upon by Majority Shareholder Action as described in this Information Statement on Schedule 14C:

Title of Class	Name and Address	Amount	Nature	Percent

Common	JianPing Zhang	9,000,000	Direct	44.8%
1026 Tuxedo Drive
Port Moody, British Columbia
Canada

Common	James W. McLeod	1,000,000	Direct	5.0%
202 - 1318 - 56th Street
Delta, British Columbia
Canada

   ITEM 4. OTHER AND GENERAL INFORMATION.

    Our Annual Report on Form 10-KSB, for the year ended September 30, 2005, including audited financial statements as of that date, and our Quarterly Report on Form 10QSB, for the quarter ended March 31, 2006, are available from us on request. Further information is available by request or can be accessed on the Internet. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, we file annual and quarterly reports, proxy statements and other information with the Securities Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by the Company can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com or http://www.pinksheets.com.

You can read and copy any materials that we file with the SEC at the SEC'S Public Reference Room at 100 F Street, N.E., Washington, DC 20549. A copy of any public filing is also available, at no charge, from the Company.

ITEM 5. DOCUMENTS INCORPORATED BY REFERENCE.

    (a) The Company’s Annual Report on Form 10-KSB for the year ended September 30, 2005 is hereby incorporated by reference.

    (b) The Company’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006 is hereby incorporated by reference.

AGA RESOURCES, INC.

	By	/s/ JianPing Zhang
JianPing Zhang
Director

Dated: July 10, 2006

By the order of the Board of Directors

/s/JianPing Zhang
JianPing Zhang
Director